Exhibit 10.43
Amendment to Employment Agreement between Registrant and Paul Mahon

AMENDMENT

     THIS AMENDMENT is made as of the 11th day of December, 2002 to the Employment Agreement between Paul A. Mahon (“Executive”) and United Therapeutics Corporation dated June 16, 2001 (the “Agreement”).

     WHEREAS, the parties desire to amend the Agreement as provided below.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

     1.     Anti-Moonlighting Provision. Notwithstanding any other provision of the Agreement to the contrary, the Executive agrees not to “moonlight” in any manner other than to perform such nominal work with the law firm of Mahon Patusky Rothblatt & Fisher, Chartered as is consistent with maintaining professional obligations with respect to the practice of law in the jurisdictions in which the Executive is licensed or may become licensed.

     2.     Effect. No other provisions of the Agreement shall be affected by this Amendment, and all other provisions of the Agreement shall remain in full force and effect.

     In witness whereof, the parties have executed this Amendment effective as of the date first written above.

UNITED THERAPEUTICS CORPORATION

Paul A. Mahon	Martine Rothblatt, CEO